SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 19, 2003

Date of Report

(Date of earliest event
reported)

OSTEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Washington	0-25250	91-1450247
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2203 Airport Way South, Suite 400, Seattle, Washington 98134

(Address of principal executive offices, including zip code)

(206) 292-8082
(Registrant’s telephone number, including area code)

Item 5. Other Events

On February 19, 2003, Ostex International, Inc., a Washington corporation (“Ostex”), announced that it has entered into an Amendment dated as of February 18, 2003 (the “Amendment”), amending that certain Agreement and Plan of Merger dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., a Delaware corporation (“Inverness”), Ostex and Geras Acquisition Corp., a Washington subsidiary and a wholly-owned subsidiary of Inverness (the “Original Merger Agreement”) (the Original Merger Agreement as amended by the Amendment being referred to herein as the “Amended Merger Agreement”). The Amendment reduces the aggregate number of shares of Inverness common stock to be issued in the merger in exchange for Ostex’ outstanding shares and to be reserved for the options and warrants to be assumed by Inverness from 2.3 million shares to 1.9 million shares. As a result, based on Ostex’ current capital structure, each share of Ostex common stock is expected to convert into approximately 0.1241 shares of Inverness common stock. The Amendment also eliminates provisions in the Original Merger Agreement which allowed either party to terminate the Original Merger Agreement at any time after November 15, 2002, if Inverness had not obtained the consent of certain of its lenders to the merger by such time. The closing remains subject to certain conditions, including Inverness obtaining the consent of its lenders to the merger and the approval of Ostex’ shareholders.

In connection with the execution of the Amendment, certain shareholders of Ostex who hold an aggregate of approximately 19.8% of the outstanding Ostex common stock have entered into an amendment (the “Voting Agreement Amendment”) to the Voting Agreement dated as of September 6, 2002, which provides they will vote their shares in favor of the transactions described in the Amended Merger Agreement. Inverness and Ostex also entered into a Second Amended Restated Loan Agreement (the “Loan Agreement Amendment”), pursuant to which Inverness will make or arrange for one of its affiliates to make, loans to Ostex, up to an aggregate of $2 million, on terms and in circumstances specified in the Loan Agreement Amendment.

A copy of the joint press release announcing execution of the Amendment was issued February 19, 2003 and is attached hereto as Exhibit 99.1. A copy of the Amendment is attached hereto as Exhibit 2.1, a copy of the Voting Agreement Amendment is attached hereto as Exhibit 2.2, and a copy of the Loan Agreement Amendment is attached hereto as Exhibit 2.4. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Number	Description

2.1

Amendment dated as of February 18, 2003, to Agreement and Plan of Merger dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Geras Acquisition Corp. and Ostex International, Inc.

2.2

Letter Agreement dated as of February 18, 2003, amending Voting Agreement dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Ostex International, Inc. and certain Ostex shareholders

2.3	Second Amended and Restated Loan Agreement dated as of February 18, 2003, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.

99.1	Joint Press Release issued by Inverness Medical Innovations, Inc. and Ostex International, Inc. on February 19, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2003

OSTEX INTERNATIONAL, INC.

By:	/s/ Thomas A. Bologna
Name: Thomas A. Bologna
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Amendment dated as of February 18, 2003, to Agreement and Plan of Merger dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Geras Acquisition Corp. and Ostex International, Inc.

2.2

Letter Agreement dated as of February 18, 2003, amending Voting Agreement dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., Ostex International, Inc. and certain Ostex shareholders

2.3	Second Amended and Restated Loan Agreement dated as of February 18, 2003, by and between Ostex International, Inc. and Inverness Medical Innovations, Inc.

99.1	Joint Press Release issued by Inverness Medical Innovations, Inc. and Ostex International, Inc. on February 19, 2003